Exhibit 99.1

One Tellabs Center 1415 West Diehl Road Naperville, IL 60563 United States

NEWS RELEASE	FOR IMMEDIATE RELEASE
July 2, 2012

Letter from Chairman Mike Birck: CEO Rob Pullen succumbs to cancer

Dear Stockholders, Customers, Employees and Friends,

It is my sad duty to inform you that Tellabs CEO Rob Pullen has lost his battle with cancer. He passed away today.

We extend our sympathies to Rob’s wife Dawn, his children Brittany and Brendan, and his family. Our thoughts and prayers are with them.

On a personal note, I was honored to have worked side by side with Rob at Tellabs for 30 years. No words can describe the grief I feel right now.

Tellabs acting president and CEO Dan Kelly continues to lead Tellabs.

Sincerely,

Michael J. Birck

Chairman

Tellabs

MEDIA CONTACT:

George Stenitzer

+1.630.798.3800

george.stenitzer@tellabs.com

INVESTOR CONTACT:

Tom Scottino

+1.630.798.3602

tom.scottino@tellabs.com

About Tellabs — Tellabs innovations advance smart networks to help our customers succeed. That’s why 80% of the top global communications service providers choose our mobile, optical, business and services solutions. We help them get ahead by adding revenue, reducing expenses and optimizing networks.

Tellabs (Nasdaq: TLAB) is part of the NASDAQ Global Select Market, Ocean Tomo 300® Patent Index, the S&P MidCap 400 Index and several corporate responsibility indexes including the Maplecroft Climate Innovation Index, FTSE4Good and eight FTSE KLD indexes. www.tellabs.com

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